FORM OF

AMENDMENT TO THE AGENCY AGREEMENT DATED JANUARY 1, 1998 BETWEEN DST SYSTEMS, INC. AND OLD MUTUAL INSURANCE SERIES FUND (FORMERLY PBHG INSURANCE SERIES FUND)

THIS AMENDMENT dated September 1, 2006 to the Agency Agreement dated January 1, 1998, as amended (the “Agency Agreement”), by and between DST Systems, Inc. (“DST”) and Old Mutual Insurance Series Fund (formerly PBHG Insurance Series Fund, Inc. or PBHG Insurance Series Fund) (the “Fund”), shall be as follows:

WHEREAS, effective November 1, 2005, the Fund was renamed Old Mutual Insurance Series Fund; and

WHEREAS, effective November 1, 2005, the series portfolios of the Fund except the Old Mutual Columbus Circle Technology and Communications Portfolio (formerly the PBHG Technology & Communications Portfolio) were renamed as indicated on Exhibit A, attached hereto; and

WHEREAS, effective January 1, 2006 the Old Mutual Columbus Circle Technology and Communications Portfolio was renamed as indicated on Exhibit A, attached hereto.

NOW, THEREFORE, the parties agree as follows:

1.            All references in the Agency Agreement to PBHG Insurance Series Fund, Inc. or PBHG Insurance Series Fund are hereby replaced with Old Mutual Insurance Series Fund.

2.	Paragraph 26(M) of the Agency Agreement is hereby amended to state as follows:

All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

If to DST:

DST Systems, Inc.
1055 Broadway, 7th Fl.
Kansas City, Missouri 64105
Attn: Senior Vice President-Full Service
Facsimile No.: 816-435-3455

With a copy of non-operational notices to:

DST Systems, Inc.
333 W. 11th St., 5th Fl.
Kansas City, Missouri 64105
Attn: Legal Department
Facsimile No.: 816-435-8630

If to the Fund:

Old Mutual Fund Services
4643 South Ulster Street, 6th Floor
Denver, Colorado 80237
Attn: Mark Black
Facsimile No.: 720-200-7785

With copy to:

Old Mutual Capital, Inc.
4643 South Ulster Street, 6th Floor
Denver, Colorado 80237
Attn: Andra Ozols
Facsimile No.: 720-200-7729

3.            Exhibit A to the Agency Agreement shall be replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

DST SYSTEMS, INC.

By:
Name:
Title:

OLD MUTUAL INSURANCE SERIES FUND

By:
Name:
Title:

EXHIBIT A TO AGENCY AGREEMENT

DATED JANUARY 1, 1998, AS AMENDED, BETWEEN

DST SYSTEMS, INC. AND OLD MUTUAL INSURANCE SERIES FUND

FUND NAME	TYPE OF ORGANIZATION	OPEN/CLOSED	STATE OF ORGANIZATION	TAXPAYER I.D. NUMBER
Old Mutual Columbus Circle Technology and Communications Portfolio	Business Trust	Open	Delaware	23-2875294
Old Mutual Growth II Portfolio	Business Trust	Open	Delaware	23-2875309
Old Mutual Large Cap Growth Portfolio	Business Trust	Open	Delaware	23-2875307
Old Mutual Large Cap Growth Concentrated Portfolio	Business Trust	Open	Delaware	23-2875291
Old Mutual Mid-Cap Portfolio	Business Trust	Open	Delaware	23-2952719
Old Mutual Select Value Portfolio	Business Trust	Open	Delaware	23-2875304
Old Mutual Small Cap Growth Portfolio	Business Trust	Open	Delaware	23-3077529
Old Mutual Small Cap Portfolio	Business Trust	Open	Delaware	23-2875310